Exhibit 23.2

800 Parker Square STE 215C Flower Mound, TX 75028 Tel: 214.984.0239 Fax: 469.519.1624

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2025, with respect to the consolidated financial statements of and subsidiaries (the “Company”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ TQ International, PLLC
TQ International, PLLC
July 17, 2026